Exhibit 16.1 Letter on change of certifying accountant


                                Smith & Company
           A Professional Corporation of Certified Public Accountants
                          4764 South 900 East, Suite 1
                        Salt Lake City, Utah 84117-4977
                                 (801) 281-4700



January 2, 2006


Securities and Exchange Commission
450 5th Street, Northwest
Washington, D.C. 20549


Ladies and Gentlemen:

The firm of Smith & Company was previously principal accountant for Quantitative Methods Corporation (the "Company") and reported on the financial statements of the Company for the years ended December 31, 2004 and 2003. On or about January 1, 2006, we changed our accounting practice from a corporation to a professional limited liability company, Child, Van Wagoner & Bradshaw, PLLC. We have read the Company's statements included under Item 4.01 of its Form 8-K dated January 2, 2006, and agree with such statements.


Very truly yours,

/s/ Smith & Company

Smith & Company